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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 4, 2000


                        PAINEWEBBER R&D PARTNERS II, L.P.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                    33-14582                 13-3437420
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(State or Other Jurisdiction     (Commission File            (IRS Employer
     of Incorporation)               Number)               Identification No.)

              1285 Avenue of the Americas, New York, New York 10019
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 713-2000

                                (Not Applicable)
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          (Former Name or Former Address, if Changed Since Last Report)

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                        PAINEWEBBER R&D PARTNERS II, L.P.

Item 5.

         As previously disclosed by the Registrant, on February 17, 2000, the Registrant had entered into an Amended and Restated Contractual Payment Interests Purchase Agreement with Drug Royalty USA, Inc., a Nevada corporation ("DR"), whom the Registrant has been advised is an affiliate of Drug Royalty Corporation, Inc. (the "Initial DR Purchase Agreement") for the sale of 7 Class A and 37 Class C Centocor Partners III, L.P. Contractual Payment Interests (the "CPI's") paid by Centocor, Inc. ("Centocor") relating primarily to the sale of ReoPro (a dual receptor glycoprotein IIB/IIIA therapeutic manufactured by Centocor) for an aggregate purchase price of $14,722,400, subject to adjustment. On April 4, 2000 the Registrant entered into a First Amendment to the Initial DR Purchase Agreement (the "Amended DR Purchase Agreement"). Subject to the terms and conditions contained in the Amended DR Purchase Agreement, the Registrant agreed to sell to DR 7 Class A and 39 Class C CPI's for an aggregate purchase price of $15,444,800, subject to adjustment, which is the same per CPI purchase price as set out in the Initial DR Purchase Agreement. The sale is subject to the fulfillment of certain conditions, including the consent of Centocor, the approval of the limited partners of the Registrant in accordance with the terms of the Registrant's Partnership Agreement, and the consummation of the Amended Pharma Purchase Agreement (as defined below). The Amended DR Purchase Agreement may be terminated by the Registrant or DR if the closing of the sale under the DR Purchase Agreement does not occur prior to July 15, 2000.

         As previously disclosed by the Registrant, on February 17, 2000, the Registrant had entered into an agreement (the "Initial Pharma Purchaser Purchase Agreement") with Pharmaceutical Partners, LLC, a Delaware limited liability company and certain of its affiliates (the "Pharma Purchaser") for the sale of 4 Class A and 19 Class C CPI's for an aggregate purchase price of $7,638,800, subject to adjustment and to distribute to the Pharma Purchaser, as the owners of approximately 28% of the Registrant's units of limited partnership interests, an additional 4 Class A and 22 Class C CPI's, representing the Pharma Purchaser's pro rata limited partnership interest in the CPI's the Registrant had made available to sell at that time. On April 5, 2000 the Registrant entered into an Amended and Restated Contractual Payment Interest Purchase Agreement (the "Amended Pharma Purchase Agreement") with the Pharma Purchaser which agreement supersedes the Initial Pharma Purchaser Purchase Agreement. Subject to the terms and conditions contained in the Amended Pharma Purchase Agreement, the Registrant agreed to sell to the Pharma Purchaser 8.75 Class A and 40.75 Class C CPI's for an aggregate purchase price of $16,416,400, subject to adjustment, which is the same per CPI purchase price as set out in the Amended DR Purchase Agreement, and to distribute to the Pharma Purchaser, as the owners of approximately 28% of the Registrant's units of limited partnership interest, an additional 6.25 Class A and 31.25 Class C CPI's, representing the Pharma Purchaser's pro rata limited partnership interest in the CPI's that the Registrant has made available to sell. The sale and distribution are
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subject to the fulfillment of certain conditions, including the consent of
Centocor, the approval of the limited partners of the Registrant in accordance with the terms of the Registrant's Partnership Agreement, the sale by certain affiliates of the general partner of the Registrant to the Pharma Purchaser of certain royalty streams payable by Centocor with respect to the sale of ReoPro on substantially the same terms as the sales to the Pharma Purchaser and DR and the consummation of the Amended DR Purchase Agreement. The Amended Pharma Purchase Agreement may be terminated by the Registrant or the Pharma Purchaser if the closing of the transactions thereunder do not occur prior to July 15, 2000.

         The Registrant currently owns 22 Class A and 111 Class C CPI's and, assuming the sales contemplated by the DR Purchase Agreement and the Pharma Purchase Agreement are consummated, the Registrant will (i) have sold all of its CPI's; (ii) be terminated pursuant to the terms of its Partnership Agreement;
(iii) be wound up; (iv) terminate its registration under the Securities Act of 1934; and (v) terminate its existence under Delaware law.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PAINEWEBBER R&D PARTNERS II, L.P.
                                         (Registrant)

                                By: PaineWebber Technologies II, L.P.
                                    (General Partner)

                                By: PWDC Holding Company
                                    (General Partner of the General Partner)

                                By: /s/ Dhananjay Pai
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                                Dhananjay Pai

Date: April 5, 2000